Exhibit 10.16

SOVEREIGN HOLDINGS, INC.

2012 MANAGEMENT EQUITY INCENTIVE PLAN

Adopted September 14, 2012 (the “Effective Date”)

1.	Purpose of the Plan

The purpose of the Sovereign Holdings, Inc. (the “Company”) 2012 Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing key employees and, in certain circumstances, directors, service providers and consultants, of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.	Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b) “Affiliated Entity” shall mean any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.

(c) “Awards” shall mean all equity awards granted pursuant to the terms of the Plan including, but not limited to, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted pursuant to the terms of the Plan.

(d) “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 4.

(e) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, the definition used in such employment agreement as of the Grant Date, or (ii) if the Participant does not have an effective employment agreement, unless otherwise provided in the Participant’s Grant Agreement, the termination of the Participant’s Employment on account of (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company, any Affiliated Entity, the Majority Stockholder or any of its affiliates (whether financially, reputationally or otherwise); (iii) a breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any Affiliated Entity; (iv) the Participant’s unauthorized removal from the premises of the Company or any Affiliated Entity of any document (in any medium or form) relating to the Company, any Affiliated Entity, the Majority Stockholder, or the customers of the Company or any Affiliated Entity other than in the good faith performance of the Participant’s duties; or (v) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company or any Affiliated Entity may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliated Entity may have under any other agreement with the Employee or at law or in equity. If, subsequent to the termination of Employment of a Participant without an effective employment agreement as of the Grant Date, it is discovered that such Participant’s Employment could have been terminated for Cause, as such term is defined above (unless otherwise defined in a Grant Agreement), the Participant’s Employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Cause (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(f) “Change in Control” shall mean the occurrence of any of the following: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder or (v) consummation of a merger or consolidation of the Company with another entity in which (A) the holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction and (B) the Majority Stockholder holds less than 35% of the common equity interests in the surviving corporation in such transaction.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Commission” shall mean the U.S. Securities and Exchange Commission.

(i) “Common Stock” shall mean the common stock of the Company, par value US $0.01 per share.

(j) “Company” shall mean Sovereign Holdings, Inc.

(k) “Compete” shall mean with respect to any Participant who (i) is party to an effective employment agreement or an effective non-competition and/or non-solicitation agreement with the Company or any Affiliated Entity, in each case as of the Grant Date, the failure to comply with any obligation thereunder not to compete or solicit employees, customers and suppliers (and has not promptly cured any such non-compliance to the extent the opportunity to cure is provided in any such employment, non-competition or non-solicitation agreement, to the extent such non-compliance is curable); and (ii) is not party to an effective employment agreement or an effective non-competition and/or non-solicitation agreement with the Company or any Affiliated Entity, during Employment and for the one year period following the termination of such Participant’s Employment, (A) becoming an employee, director, or independent contractor of, or a consultant to, or performing any services for, any Person engaged in activities competitive to those of the Company or any Affiliated Entity or (B) soliciting or hiring or attempting to solicit or hire (1) any customer or supplier in connection with any business activity that then competes with the Company or any Affiliated Entity or (2) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company or any Affiliated Entity. Once an entity ceases to be an Affiliated Entity, (x) “Competing” shall not include activities that Compete with such entity so long as such activities do not Compete with the Company or any entity that continues to be an Affiliated Entity, and (y) even if an effective employment agreement or an effective non-competition and/or non-solicitation agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Competing (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity). “Competed” and “Competing” shall have correlative meanings.

(l) “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as determined from time to time by the Company, in its sole discretion, or as specified in the Participant’s Grant Agreement, provided that in the event the Participant is party to an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, and such agreement contains or operates under a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement at the time of grant shall be substituted for the definition set forth above for all purposes hereunder.

(m) “Eligible Employee” shall mean (i) any Employee who is a key executive of the Company or an Affiliate, or (ii) certain other Employees, directors, service providers or consultants who, in the judgment of the Board, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or any Affiliated Entity, it being understood that no individual or entity shall be an Eligible Employee to the extent that the grant of an Award to such individual or entity would cause the Award to be treated as nonqualified deferred compensation under Section 409A of the Code.

(n) “Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliated Entity, and shall include the provision of services as a director or consultant for the Company or any Affiliated Entity. A

Participant’s Employment shall terminate on the date the Participant is no longer employed by an entity that is at least one of (i) the Company, (ii) an Affiliate, or (iii) an entity that is an Affiliated Entity as of such date. “Employee” and “Employed” shall have correlative meanings.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Exercise Date” shall have the meaning set forth in Section 5.6 hereof.

(q) “Exercise Notice” shall have the meaning set forth in Section 5.6 hereof.

(r) “Exercise Price” shall mean, in respect of any Option, the price that the Participant must pay under the Option for each share of Common Stock as determined by the Board for each Grant and initially specified in the Grant Agreement, subject to any increase or other adjustment that may be made following the Grant Date in accordance with the Plan.

(s) “Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock as determined in good faith by the Board and taking into account the fair market value of the entire equity of the Company and any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of Common Stock, any minority interest or any voting rights or lack thereof; or (2) on which a Public Market for the Common Stock exists, (i) closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the NASD selected by the Board. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.

(t) “Prior Sovereign Plan” means the Sovereign Holdings, Inc. Management Equity Incentive Plan.

(u) “Prior Awards” means awards of Options under the Sovereign Holdings, Inc. Management Equity Incentive Plan.

(v) “Good Reason” shall mean, unless otherwise defined in a Stock Option Grant Agreement (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary or bonus opportunity other than a proportionate decrease in bonus opportunity of less than 10% that applies to employees generally of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Participant’s commencement of participation in the Plan, without the Participant’s prior written consent; provided, that, within twenty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice. Notwithstanding the foregoing, if, as of the Grant Date, the Participant is a party to an effective employment with the Company or any Affiliated Entity that contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such employment agreement shall control. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Good Reason (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(w) “Grant” shall mean a grant of an Award under the Plan evidenced by a Grant Agreement.

(x) “Grant Agreement” means the written agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.

(y) “Grant Date” shall mean the Grant Date as defined in Sections 5.1 and 6.1 herein.

(z) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners IV, L.P., TPG Partners V, L.P, Silver Lake Technology Investors II, L.P., Silver Lake Partners II, L.P. and/or their respective affiliates.

(aa) “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement substantially in the form attached hereto as Exhibit B, or such other stockholders’ agreement as may be entered into between the Company and any Participant.

(bb) “NASD” shall mean the National Association of Securities Dealers, Inc.

(cc) “Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option’ within the meaning of Section 422 of the Code.

(dd) “Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan. Each Option granted under the Plan shall be a Non-Qualified Stock Option.

(ee) “Other Stock-Based Awards” shall mean an Award granted to a Participant pursuant to Section 8.

(ff) “Participant” shall mean an Eligible Employee to whom a Grant of an Award under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(gg) “Performance Award” shall mean an Award, or any portion thereof, granted under Section 7, which shall vest based on the attainment of certain performance goals established by the Board and set forth in the relevant Grant Agreement.

(hh) “Performance Measures” shall mean such measures, as determined by the Board, set forth in the relevant Grant Agreement on which performance goals are based.

(ii) “Performance Period” shall mean the period of time set forth in the relevant Grant Agreement during which the performance goals must be met in order to determine the vesting with respect to an Award or portion thereof. Performance Periods may be overlapping.

(jj) “Performance Target” shall mean performance goals and objectives with respect to a Performance Period, as set forth in the relevant Grant Agreement.

(kk) “Permitted Transferee” shall have the meaning set forth in Section 10.

(ll) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(mm) “Preferred Stock” shall mean the preferred stock of the Company, par value US $0.01 per share.

(nn) “Public Market” shall be deemed to exist for purposes of the Plan if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(oo) “Qualifying Termination following a Change in Control” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment by the Company (and all then-Affiliated Entities) without Cause or by the Participant for Good Reason, (ii) a termination of such Participant’s employment, prior to the expiration of the Awards in accordance with Section 9, by all entities that were, immediately prior to the Change in Control, Affiliated Entities and cease, upon the Change in Control, to be Affiliated Entities, without Cause or by the Participant for Good Reason, or (iii) a termination of such Participant’s Employment in the event of a Participant’s death or Disability, in each of (i), (ii) or (iii) following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that was an Affiliated Entity of the entity or its subsidiaries undergoing a Change in Control immediately prior to such Change in Control.

(pp) “Restricted Stock” shall mean an Award entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Board are satisfied.

(qq) “Restricted Stock Unit” or “RSU” shall mean an Award entitling a Participant to shares of Common Stock upon the vesting and settlement of such Award upon satisfaction of the conditions established by the Board.

(rr) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ss) “Time-Based Option” shall have the meaning set forth in Section 5.4

(tt) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(uu) “Vesting Date” shall mean the date an Option or portion thereof becomes exercisable, shares of Restricted Stock cease to be subject to forfeiture or an RSU becomes subject to settlement at the time set forth in the relevant Grant Agreement.

3.	Common Stock Subject to the Plan

3.1 Subject to adjustment as provided in Section 12 and the provisions of this Section 3, the number of shares of Common Stock that may be issued or transferred pursuant to Awards granted under the Plan will not exceed 1,800,000 shares of Common Stock and any additional shares of Common Stock authorized for issuance by the Board, in its discretion, from time to time, plus the number of shares of Common Stock (a) that are not subject to currently outstanding Prior Awards and remain available for issuance under the Prior Sovereign Plan as of the Effective Date and (b) that are covered by Prior Awards that are forfeited or otherwise expire unexercised or without the issuance of shares of Common Stock. For purposes of clarification, shares of Common Stock that are available for issuance under the Prior Sovereign Plan or that were issued in connection with the expiration, forfeiture of Prior Awards shall not count against the share limit described above.

3.2 Under the Plan, if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, or is settled in cash in lieu of shares of Common Stock, or is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, settled or exchanged or have expired, as the case may be, will again be available for issuance or transfer under the Plan. Shares of Common Stock utilized under the Plan may be either authorized and unissued shares or previously issued Common Stock acquired by the Company, or both, in the sole discretion of the Committee.

4.	Administration of the Plan

The Board shall administer the Plan, provided that the Board may appoint a committee to administer the Plan. In the event the Board appoints such a committee, such committee shall have the rights and duties of the Board in respect of the Plan. No member of the Board shall participate in any decision that specifically affects such member’s interest in the Plan unless such decision also affects the Awards of other Participants in the same manner.

4.1 Powers of the Board. In addition to the other powers granted to the Board under the Plan, the Board shall have the power: (a) to determine the Eligible Employees to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing an Award; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the Grant Agreements; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

4.2 Determinations of the Board. Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.

4.3 Indemnification of the Board. No member of the Board nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

4.4 Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock underlying any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder, the issuance or transfer of Common Stock pursuant to any Award, or the lapse of restrictions on shares of Restricted Stock, pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award, the issuance or transfer of Common Stock, or the lapse of restrictions on shares of Restricted Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

4.5 Plan Term. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date, unless otherwise determined by the Board, and may be terminated on any earlier date as provided in Section 11, but all Grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

4.6 Employment Agreements. Notwithstanding anything in this Section 4 to the contrary, any action or determination in violation of an effective employment agreement with the Company or any Affiliated Entity or any interpretation of any term used in an effective employment agreement with the Company or any Affiliated Entity or any challenge to any good faith determination by the Board hereunder shall be determined, interpreted or challenged pursuant to the dispute resolution provision of such employment agreement, to the extent there is a dispute resolution provision therein.

4.7 Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Grant Agreement, the terms of the Plan shall govern, except as otherwise provided herein.

5.	Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

5.1 Identification of Options. The Options granted under the Plan shall be clearly identified in the Grant Agreement as Non-Qualified Stock Options.

5.2 Exercise Price. The Exercise Price of any Option granted under the Plan shall be such price as the Board shall determine (provided that such Exercise Price must be at least equal to the Fair Market Value of a share of Common Stock on the Grant Date and must be the minimum price otherwise required by applicable law, including Section 409A of the Code) and which shall be specified in the Grant Agreement.

5.3 Grant Date. The Grant Date of the Options shall be the date designated by the Board and specified in the Grant Agreement as of the date the Option is granted.

5.4 Vesting Date of Options. The Board shall specify in the Grant Agreement for an Option the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, provided however, that no Option shall be exercisable after the expiration of 10 years from the Grant Date. Such conditions may relate to service through a specified date, or may be based on the achievement of Performance Measures, a combination of the foregoing, or such other criteria as the Board may establish from time to time. Each Option shall be subject to earlier vesting, expiration, cancellation or termination as provided in the Plan or in the relevant Grant Agreement. Vested portions of the Option (if any) may be exercised only in accordance with Section 5.6 hereof.

In addition, in the event of a Qualifying Termination following a Change in Control, all outstanding Options that vest solely based on continued service through a specified date or dates (the “Time-Based Options”) held by a Participant shall immediately vest and become exercisable as of such Qualifying Termination following a Change in Control.

5.5 Exercise of Options. A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the vested Options by serving an Exercise Notice on the Company as provided in Section 5.6 hereto.

5.6 Method of Exercise. Subject to Section 5.5, the Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the existence of a Public Market for the Common Stock, indicate in writing that the Participant agrees to be bound by the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Grant Agreement as if they had been original signatories thereto (as provided in Section 10 hereof) and, prior to the existence of a Public Market for the Common Stock, by the Management Stockholders’ Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any method otherwise approved by the Board in its sole discretion. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash that may become due as a result of the exercise of such Option. The Board may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash. Notwithstanding the foregoing, except in the case of a Participant (i) whose Employment has been terminated for Cause or (ii) whose Employment has terminated or will terminate and such Participant has Competed or such Participant’s subsequent employment is likely to result in such Participant Competing, as determined by the Board in good faith, subject to the Board’s discretion, the Company may permit such Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) to exercise all or any portion of his or her then-exercisable Option through net-physical settlement (to satisfy both the Exercise Price and any applicable withholding taxes), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code and to the extent the Board, in its good faith judgment, determines that exercise through net-physical settlement is permitted by, and will not result in any default under, any agreement to which the Company or its Affiliates is a party and that the Company and its Affiliates have sufficient liquidity. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

5.7 Certificates of Shares. Subject to Section 4.4 herein, upon the exercise of the Options in accordance with Section 5.6 and, prior to the existence of a Public Market for the Common Stock, upon execution of the Management Stockholders’ Agreement, in the Board’s sole discretion, certificates of shares of Common Stock may be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date. Prior to the existence of a Public Market, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Stockholders’ Agreement.

6.	Restricted Stock and RSUs

The Committee may from time to time grant awards of Restricted Stock or RSUs, subject to the following terms and conditions:

6.1 Grant Date. The Grant Date of each award of Restricted Stock or RSU shall be the date designated by the Board and specified in the Grant Agreement as the date on which such award of Restricted Stock or RSU is granted.

6.2 Vesting of Restricted Stock and Restricted Stock Units. The Board, in its sole discretion, shall specify in the Grant Agreement the time or times at which, or the conditions upon which, an award of Restricted Stock or portion thereof shall become vested and no longer be forfeitable and the time or times at which, or the conditions upon which, an award of RSUs or portion thereof shall become vested and settled. As of the applicable Vesting Date, each award, or portion thereof, of Restricted Stock granted under the Plan shall cease to be subject to forfeiture and all restrictions shall lapse and each award, or portion thereof, of RSUs shall become subject to settlement at the time or times set forth in the relevant Grant Agreement. Notwithstanding the foregoing, each award of Restricted Stock or RSUs may be subject to earlier vesting, expiration, settlement, cancellation or termination as provided in the Plan or in the relevant Grant Agreement.

6.3 Rights as a Shareholder in Connection with Restricted Stock Awards. Subject to the terms of the Grant Agreement, the Participant will be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the shares of Restricted Stock; provided, however, that unless otherwise determined by the Board at or after the time of grant, the Participant will grant to the Board a proxy to vote the shares of Restricted Stock owned beneficially and of record by the Participant in such manner as shall be determined by the Board in its sole discretion. Subject to the terms of Section 12, prior to the Vesting Date of each award, or portion thereof, of Restricted Stock, all cash, securities and other property paid or otherwise distributed with respect to the Restricted Stock may, at the discretion of the Board (i) be paid out to the holders of awards of Restricted Stock, (ii) be held in custody by the Company and subject to the same vesting and forfeiture conditions described in Section 6 hereof, as specified in the Grant Agreement or such other conditions as the Board may determine or (iii) be forfeited to the Company. For purposes of clarification, Participants shall not have any voting or dividend rights with respect to shares of Common Stock to be issued on vesting and settlement of outstanding RSUs unless otherwise determined by the Board.

6.4. Section 83(b) Election. Unless otherwise determined by the Board in writing in connection with an Award, Participants shall not make an election pursuant to Section 83(b) of the Code with respect to any award, or portion thereof, of shares of Restricted Stock granted pursuant to the Plan. If a Participant makes any such Section 83(b) election following the Grant Date without the prior approval of the Board, the award of Restricted Stock will be immediately and automatically forfeited, without compensation therefor.

7.	Performance Based Awards

The Committee may from time to time grant Awards, including, without limitation, Options, shares of Restricted Stock or RSUs, where the Award or portion thereof, shall become vested based on the attainment of certain Performance Measures established by the Board and set forth in the Participant’s Grant Agreement. At the time a Performance Award is granted, the Board, in its sole discretion, shall determine and set forth in the relevant Grant Agreement, (i) the length of the Performance Period, (ii) the Performance Measures and (iii) the Performance Targets to be achieved during such Performance Period. If the Board determines that certain Performance Measures or Performance Targets are unsuitable given a change in the operation or structure of the Company, or other events or circumstances, the Board may in its discretion modify such Performance Measures or Performance Targets, in whole or in part, as the Board deems appropriate.

8.	Other Stock-Based Awards.

The Board may grant equity-based or equity-related awards not otherwise described herein, in such amounts and subject to such terms and conditions as the Board shall determine (the “Other Stock-Based Awards”). Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, performance shares, or share-denominated performance units; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Grant Agreement of such Other Stock-Based Award shall contain terms and conditions that comply with Section 409A of the Code.

9.	Expiration of Awards.

With respect to each Participant, such Participant’s Award, or portion thereof, which has not become vested shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Grant Agreement. With respect to each Participant, each Participant’s Award that is an Option, or any portion thereof, which has become vested and exercisable on or before the date such Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, unless otherwise provided in the Participant’s Grant Agreement, expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the tenth anniversary of the Grant Date. All Options, whether vested or unvested, that have not sooner expired shall expire no later than the tenth anniversary of the Grant Date. Any Award that is an Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the

Participant’s Grant Agreement, and any Award or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 9 as if the Award were held directly by the Participant, unless otherwise provided in the Participant’s Grant Agreement. Notwithstanding the foregoing, the Board may specify in the Grant Agreement one or more different expiration dates or periods (in the case of Options, not to exceed 10 years from the Grant Date) for any Award granted hereunder, and such expiration date or period shall supersede the foregoing expiration periods.

10.	Limitation on Transfer.

10.1 Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights to exercise with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i) and (ii), a “Permitted Transferee”). Prior to the applicable Vesting Date or settlement date as the case may be, awards of Restricted Stock, RSUs or Other Stock-Based Awards or any portion thereof, may not be transferred, assigned, pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant unless approved in writing by the Board prior to any such action.

10.2 Condition Precedent to Transfer of Any Award. It shall be a condition precedent to any Transfer of any Option or other Award by any Participant in accordance with the terms of Section 10.1 that the Transferee, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Grant Agreement and the Management Stockholder’s Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

10.3 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

11.	Amendment of Terms of Options.

The Board may, in its sole discretion, terminate the Plan or amend the Plan or terms of any Award, provided, however, that any such amendment shall not materially impair or adversely affect the Participants’ existing rights under the Plan or such Award without such Participant’s written consent.

12.	Adjustment upon Changes in Company Stock.

12.1 Increase or Decrease in Issued Shares without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Board shall make such adjustments with respect to the number of shares of Common Stock subject to grant under this Plan, the number of shares of Common Stock underlying then-outstanding Awards, and/or the Exercise Price per share of Common Stock underlying an Option, as the Board may, in its good faith discretion, consider appropriate to prevent the enlargement or dilution of rights.

12.2 Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to (on the same terms and conditions as apply to the Awards, unless otherwise determined by the Board) the securities that a holder of the number of shares of Common Stock underlying any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the outstanding Awards shall not be affected by such transaction).

12.3 Certain Other Transactions. Except as otherwise provided in a Participant’s Grant Agreement, in the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall, in its good faith discretion, and to the extent such adjustment would not cause the Award to fail to be exempt from Section 409A of the Code and in any event in a manner that complies with Section 409A of the Code, (a) have the power to provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an award on some or all of the property for which the stock underlying such Awards are exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the exercise price of the awards, or the number or kind of securities or amount of property underlying the awards and/or, (b) if appropriate, cancel, effective immediately prior to such event, any outstanding Award (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the value, as determined by the Board in its good faith discretion, of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event, and for awards of Options, equal to the excess of (1) the value, as determined by the Board in its good faith discretion of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (2) the Exercise Price, in both (1) or (2) above, as the Board may consider appropriate to prevent dilution or enlargement of rights.

12.4 Extraordinary Dividends. In the event the Company pays an extraordinary cash dividend to the holders of its Common Stock, the Company shall either, at the Company’s option, if and only if such right or the utilization of such right would not cause the Award to fail to be exempt from Section 409A of the Code and in any event in a manner that complies with Section 409A of the Code, (i) provide, for the crediting of a notional account (a “Notional Account”) of an amount equal to a cash bonus equal to the amount that he or she would have received if he or she owned the shares underlying such Award, or such shares were not subject to forfeiture, as of the record date for such extraordinary dividend, which amount may accrue interest at a reasonable interest rate if determined in good faith by the Board, (ii) adjust the number of shares of Common Stock subject to such Award, and for an Award of Options, adjust either or both of the number of shares of Common Stock subject to such unvested Award and the Exercise Price thereof, in the case of either (i) or (ii), to prevent dilution or enlargement of rights, in such manner as the Board shall determine in good faith, or (iii) provide for a combination of (i) and (ii). For purposes of clarification and not limitation, the Company is not required to treat all Awards in the same manner. Any cash bonus (plus interest thereon) referred to in clause (i) of the preceding sentence will be paid in pro rata installments over the remaining vesting period of any unvested Award to which such bonus relates on each Vesting Date that follows the Payment Date, commencing with the first Vesting Date following the date on which such dividend is paid (the “Payment Date”). A Participant will forfeit any right to any bonus (plus interest thereon) referred to in clause (i) above that has not come due as of his or her termination of Employment, unless the termination of Employment is a Qualifying Termination in which case the Company will pay all remaining bonus payments (plus interest thereon) with respect to the Award on the date of termination of Employment, subject to applicable law. For the avoidance of doubt, an ordinary recurring dividend established by the Company will not be covered by this provision.

12.5 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 12.1 through 12.4 hereof, or in the event any change in the capitalization of the Company or a corporate change referred to in Sections 12.1 through 12.4 hereof requires it, notwithstanding the provisions of Sections 12.1 through 12.4 above, the Board shall, in its sole discretion, make such adjustments in the number and kind of shares or securities underlying Awards outstanding on the date on which such change occurs, and in the case of Options, in the per-share Exercise Price of each such Option, or to the terms governing such Awards, as the Board may consider appropriate, to prevent dilution or enlargement of rights.

12.6 No Other Rights. Except as expressly provided in the Plan or the Grant Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Grant Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock underlying Awards or the Exercise Price of any Options.

13.	Miscellaneous

13.1 Withholding of Taxes. To satisfy any minimum federal, state, or local taxes or minimum withholding of any kind required by law to be withheld with respect to any vesting, payments, distributions and property transferred under this Plan, the Company shall have the right to (i) deduct an amount from payments of any kind otherwise due to the Participant; (ii) deduct a number of shares of Common Stock that would otherwise be delivered to or held by Participant; or (iii) require the Participant to deliver to the Company an amount in cash, in any case as determined by the Company in its sole discretion, sufficient to satisfy any such obligation.

13.2 No Rights as a Stockholder. Except as otherwise expressly specified herein or in a Grant Agreement, Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to an Award under the Plan until the date the Participants become the registered owners (directly or indirectly) of such shares. Except as otherwise expressly provided in Sections 11 and 12 hereof, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the effective date such Common Stock is registered.

13.3 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or any Affiliated Entity, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Award.

13.4 Restrictions on Common Stock. The rights and obligations of the Participants with respect to Common Stock underlying any Award granted under the Plan shall be governed by the terms and conditions of the Management Stockholders’ Agreement. Notwithstanding anything to the contrary set forth herein or in a Grant Agreement, [prior to the occurrence of an initial public offering] no shares of Common Stock shall be issued to any Participant in connection with the vesting, exercise, settlement or otherwise with respect to any Award until the Participant has first agreed in writing to be bound by the terms and conditions of and become a signatory to the Management Stockholders’ Agreement.

13.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Sovereign Holdings, Inc.

3150 Sabre Drive MD 9105

Southlake, Texas 76092

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Arthur H. Kohn

or to such other address as any party may have furnished to the other in writing in accordance herewith.

13.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

13.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

13.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.